Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-184412) on Form S-8 of our report dated June 21, 2013, which appears in this annual report on Form 11-K of the 1st Constitution Bank 401(k) Retirement Savings Plan for the year ended December 31, 2012.

/s/ ParenteBeard LLC

Clark, New Jersey
June 21, 2013